Exhibit 5.1
.0
October 1, 2024

Community West Bancshares 7100 N. Financial Drive, Suite 101 Fresno, CA 93720
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Community West Bancshares, a California corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the registration and public offering by the Company, from time to time, pursuant to Rule 415 under the Act, of up to $100 million in aggregate amount of securities, consisting of one or more of the following:
(i)    senior debt securities of the Company (“Senior Debt Securities”) and subordinated debt securities of the Company (“Subordinated Debt Securities”, and collectively with the Senior Debt Securities, the “Debt Securities”);
(ii)    shares of common stock, no par value, of the Company (“Common Stock”);
(iii)    shares of preferred stock, no par value, of the Company (“Preferred Stock”), which may be issued in the form of depositary shares (“Depositary Shares”);
(iv)    warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Company (“Warrants”); and,
(v)    units comprised of one or more of the securities described above in any combination (“Units”).
The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Units and Purchase are collectively referred to herein as the “Securities,” and each individually, a “Security.”
The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”), and the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (the “Subordinated Indenture”), the forms of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the “Trustee”). The Senior Debt

COMMUNITY WEST BANCSHARES
October 1, 2024

Securities and Subordinated Debt Securities are to be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement.
We have examined (i) the Registration Statement, (ii) the respective forms of Indentures filed as exhibits to the Registration Statement, (iii) the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof, (iv) corporate proceedings of the Company relating to the registration of the Securities and related matters, and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.
As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies. In addition, we have assumed the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.
We have assumed that (i) the Registration Statement, and any amendments thereto (including post- effective amendments), will have become effective under the Act, (ii) a prospectus supplement and any required pricing supplement will have been filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and any applicable pricing supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (v) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (vii) in the case of an Indenture, Preferred Share Designation (as defined below), Deposit Agreement, Warrant Agreement, Unit Agreement, Purchase Contract or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein, and (viii) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
On the basis of the foregoing and the other matters set forth herein, we hereby are of the opinion that:

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October 1, 2024

(1)    Debt Securities. With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement has been approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company.
(2)    Preferred Stock. With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation to the Company’s Articles of Incorporation providing for the issuance of a series of Preferred Stock (referred to herein as a “Preferred Share Designation”) and the filing of the Preferred Share Designation with the California Secretary of State, and (b) the shares of Preferred Stock have been issued, sold and delivered in the manner contemplated by the Registration Statement, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
(3)    Depositary Shares. With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly authorized and validly executed and delivered, (c) the shares of Preferred Stock underlying the Depositary Shares have been duly authorized for issuance and deposited with the depositary in accordance with the applicable Deposit Agreement, and (d) depositary receipts for such Depositary Shares have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Depositary

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October 1, 2024

Shares, upon payment of the consideration therefor provided for therein, such Depositary Shares will constitute valid and binding obligations of the Company, will be validly issued and will entitle their holders to the rights specified in the Deposit Agreement and depositary receipts.
(4)    Common Stock. With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters, and (b) the shares of Common Stock have been issued, sold and delivered in the manner contemplated by the Registration Statement either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such shares of Common Stock will be validly issued, fully paid and nonassessable.
(5)    Warrants. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered, and (c) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.
(6)    Units. With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, and (c) such Units have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Units, upon payment of the applicable consideration, such Units will constitute valid and binding obligations of the Company.
Our opinion is limited in all respects to the laws of the State of California and we express no opinion as to federal law, including the federal securities laws, state securities (or “blue sky” laws) or the laws of any other jurisdiction, other than with respect to the Debt Securities, the State of New York. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.

COMMUNITY WEST BANCSHARES
October 1, 2024

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated above.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
BUCHALTER
A Professional Corporation